As filed with the Securities and Exchange
                          Commission on October 9, 1998

                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                      New England Community Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

                  Delaware                                 06-1116165
      (State or other jurisdiction                       (I.R.S. Employer
      of incorporation or organization)               Identification Number)

                               176 Broad Street,
                           Windsor, Connecticut 06095
         (Address, including zip code, of principal executive offices)

                             1990 Stock Option Plan
                            (Full title of the plan)

                                 David Lentini
                Chairman, President and Chief Executive Officer
                      New England Community Bancorp, Inc.
                                176 Broad Street
                           Windsor, Connecticut 06095
                                  860-683-4601
   (Name and address, including telephone number and area code, of agent for service)

                     Copy to: Robert M. Taylor III, Esquire
                            Day, Berry & Howard LLP
                                  CityPlace I
                        Hartford, Connecticut 06103-3499

                        Calculation of Registration Fee

Title of securities to  Amount to be registered    Proposed maximum        Proposed maximum     Amount of registration
   be registered                                  offering price per      aggregate offering              fee
                                                        unit(2)                price(2)
Common Stock, par value    133,351 shares(1)             $6.72                 $896,119                 $265.00
$.10 per share


(1) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1), based on the exercise price as provided for in the 1990 Stock Option Plan.

                                    PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT

      This Registration Statement relates to shares of common stock, par value $.10 (the "Common Stock"), of New England Community Bancorp, Inc. (the "Company") to be issued upon exercise of options granted pursuant to the 1990 Stock Option Plan (the "Plan") to eligible employees and directors of the Company and its subsidiaries. An aggregate of up to 133,351 shares of Common Stock may be issued upon the exercise of options granted pursuant to the Plan, subject to adjustment for stock splits, stock dividends or similar transactions.

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1997;

      (b) The Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1998 and June 30, 1998 and Amendment No. 1 to the Company's Quarterly Report for the quarter ended March 31, 1998, on Form 10-Q/A, filed with the Commission on June 12, 1998;

      (c) Current reports filed on Form 8-K with the Commission on January 7, 1998, February 26, 1998, March 24, 1998, June 25, 1998, July 17, 1998, and
August 26, 1998 and Form 8-K/A filed on March 13, 1998;

      (d) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company to register its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purposes of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      This item is not applicable to the securities to be registered hereby.

Item 5.  Interests of Named Experts and Counsel.

      This item is not applicable to the securities to be registered hereby.

Item 6.  Indemnification of Directors and Officers.

      The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may also indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. In addition, Section 145(c) of the DGCL provides that when an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

      Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation. The Company's insurance policy provides that such expenses incurred by former directors and officers or other employees and agents may be paid by the Company in advance.

      The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL are not deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. In addition, Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL. The Company maintains an insurance policy under which directors and officers are insured, within the limits and subject to the limitation of such insurance policy, against certain liabilities which may be imposed in connection with such persons' service as such directors or officers.

      The Company's Amended and Restated Certificate of Incorporation and By-laws contain provisions requiring indemnification of its officers and directors to the maximum extent permitted by Delaware law and allowing such indemnification of its employees and agents and persons serving at its request as a director, officer, employee or agent of another entity.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) for improper payment of dividends, stock purchases or redemptions of shares or (iv) for any transaction from which the director derives an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation includes such a provision.

Item 7.  Exemption from Registration Claimed.

      This item is not applicable to the securities to be registered hereunder.

Item 8.  Exhibits.

Exhibit No.             Description

4.1.                    1990 Stock Option Plan.

4.2 Amended and Restated Certificate of Incorporation of New England Community Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (File No. 333-57899)).

4.3 Amended and Restated Bylaws of New England Community Bancorp, Inc. (incorporated herein by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1997 (File No. 0-14550)).

5. Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby including the consent of such counsel.

23.1                    Consent of Shatswell, MacLeod & Company, P.C.

23.2                    Consent of Day, Berry & Howard LLP (See Exhibit 5).

24                      Power of Attorney (See signature page).

Item 9.  Undertakings.

      A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on September 30, 1998.

                                          New England Community Bancorp, Inc.

                                          By:    /S/ DAVID A. LENTINI
                                          Name:  David A. Lentini
                                          Title: Chairman, President and
                                                 Chief Executive Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes Anson C. Hall and David A. Lentini and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.

      Signature                     Title                      Date

/S/ DAVID A. LENTINI              Chairman, President and      September 30,
1998
David A. Lentini                  Chief Executive Officer
                                  (Principal Executive Officer)


/S/ ANSON C. HALL                 Vice President,
Anson C. Hall                     Chief Financial Officer      September 30,
1998
                                  and Treasurer
                                  (Principal Financial and
                                  Accounting Officer)


/S/ JOHN C. CARMON             Director                     September 30, 1998
John C. Carmon

/S/ GARY J. DENINO             Director                     September 30, 1998
Gary J. DeNino

/S/ FRANK A. FALVO             Director                     September 30, 1998
Frank A. Falvo

/S/ DOMINIC J. FERRAINA        Director                     September 30, 1998
Dominic J. Ferraina

/S/ P. ANTHONY GIORGIO, PH.D   Director                     September 30, 1998
P. Anthony Giorgio, Ph.D

/S/ JOHN R. HARVEY             Director                     September 30, 1998
John R. Harvey

/S/ ANGELINA J. MCGILLIVRAY    Director                     September 30, 1998
Angelina J. McGillivray

/S/ MICHAEL P. SOLIMENE        Director                     September 30, 1998
Michael P. Solimene

                                 EXHIBIT INDEX

Exhibit No.                         Description

4.1                           1990 Stock Option Plan.

5                             Opinion of Day, Berry & Howard LLP as
                              to the liability of the securities registered hereby including the consent of said counsel.

23.1                          Consent of Shatswell, MacLeod &
                              Company, P.C.

23.2                          Consent of Day, Berry & Howard LLP
                              (See Exhibit 5).

24                            Power of Attorney (See signature page).